                                                                     Exhibit 3.3

File Number 5816-720-7

                                STATE OF ILLINOIS
                                    OFFICE OF
                             THE SECRETARY OF STATE

Whereas, ARTICLES OF INCORPORATION OF TITAN MARKETING SERVICES, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 24TH day of JANUARY A.D. 1995 and of the Independence of the United States the two hundred and 19TH.

(SEAL)


                                         /s/ George H. Ryan
                                         ---------------------------------------
                                         Secretary of State

C-212.1

Form BCA-2.10

                            ARTICLES OF INCORPORATION

                    This space for use by Secretary of State

(Rev. Jan, 1995)                                            SUBMIT IN DUPLICATE!
                                     (STAMP)
George H. Ryan                                             THIS SPACE FOR USE BY
Secretary of State                                           SECRETARY OF STATE
Department of Business Services
Springfield, IL 62756                                      Date 1-24-95
                                                           Franchise Tax $ 25
Payment must be made by                                    Filing Fee    $ 75
certified check, cashier's                                               ----
check, Illinois attorney's                                 Approved:     $100
check, Illinois C.P.A's check                                            ====
or money order, payable to
"Secretary of State."

1.   CORPORATE NAME: Titan Marketing Services, Inc.
     (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2.   Initial Registered Agent:       Cheri           T.           Holley
                                  First Name   Middle Initial   Last name

     Initial Registered Office:      2701       Spruce Street
                                    Number         Street        Suite #

                                    Quincy        IL 62301        Adams
                                     City         Zip Code        County

3.   Purpose or purposes for which the corporation is organized:
     (If not sufficient space to cover this point, add one or more sheets of this size.)

     To engage in and to transact any and all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended.

4.   Paragraph 1: Authorized Shares, issued Shares and Consideration Received:

                          Number
           Par Value     of Shares     Number of Shares    Consideration to be
Class      per Share    Authorized  Proposed to be Issued   Received Therefor
------  --------------  ---------------------------------  -------------------
common  $ no par value   l,000,000           1,000              $1,000.00
                                                                ---------
                                                        TOTAL = $1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

                                                                         (STAMP)

                                     (over)

5.   OPTIONAL: (a)  Number of directors constituting the initial board of directors of the corporation: _______________________

               (b) Names and addresses of the persons who are to serve as directors until the first annual of meeting shareholders or until their successors are elected and qualify:

                      Name          Residential Address         City, State, Zip
                      ----          -------------------         ----------------

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________


6.   OPTIONAL: (a)  It is estimated that the value of all
                    property to be owned by the corporation
                    for the following year wherever located
                    will be:                                   $________________

               (b)  It is estimated that the value of the
                    property to be located within the State
                    of Illinois during the following year
                    will be:                                   $________________

               (c)  It is estimated that the gross amount of
                    business that will be transacted by the
                    corporation during the following year
                    will be:                                   $________________

               (d)  It is estimated that the gross amount of
                    business that will be transacted from
                    places of business in the State of
                    Illinois during the following year will
                    be:                                        $________________

7.   OPTIONAL: OTHER PROVISIONS

               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.   NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated January 23, 1995.

            Signature and Name                          Address
            ------------------                          -------


1. /s/ William M. McCleery, Jr.         1. 525 Jersey  Street, P.O. Box 1069
   ----------------------------------      -------------------------------------
   Signature                               Street

   William M. McCleery, Jr.                  Quincy       IL       62306
   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town    State    Zip Code


2.                                      2.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town    State    Zip Code


3.                                      3.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town    State    Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as Incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                  FEE SCHEDULE

- The Initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1,50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

-    The filing fee is $75.

-    The minimum total due (franchise tax + filing fee) is $100.
     (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

     Illinois Secretary of State       Springfield, IL 62756
     Department of Business Services   Telephone (217) 782-9522 or 782-9523

C-162.18